Exhibit 99.1

CVG ANNOUNCES SUCCESSFUL COMPLETION OF DEBT
REFINANCING TRANSACTIONS

Refinancing extends maturity to 2030 and increases flexibility

NEW ALBANY, OHIO (June 30, 2025) – Commercial Vehicle Group (together with its subsidiaries, the “Company” or “CVG”) (NASDAQ: CVGI), a diversified industrial products and services company, today announced that on June 27, 2025 it had closed on $210 million in senior secured credit facilities, consisting of (i) a $95 million senior secured term loan facility (the “Term Loan”) with TCW Asset Management Company LLC (together with certain of its affiliates, the “TCW Group”), as agent, and (ii) a $115 million senior secured asset-based revolving credit facility (the “ABL Facility” and together with the Term Loan, the “Senior Secured Credit Facilities”) with Bank of America, N.A., as agent. The ABL Facility amended and restated the Company’s existing senior secured revolving credit facility with Bank of America, N.A., as agent (the “Existing Facility”), and a portion of the proceeds of the Senior Secured Credit Facilities was used to refinance outstanding obligations under the Existing Facility in an aggregate principal amount of $120,100,000.

Andy Cheung, Chief Financial Officer, said, “We are pleased to announce the successful refinancing of our debt facilities maturing in 2027, which marks an important milestone as we continue to advance our strategic operational initiatives. The new facilities provide a long runway of funding certainty and increased financial flexibility as we look to drive further cost reductions, margin improvement, and overall operational efficiency. Moving forward, we remain committed to deleveraging the balance sheet through free cash generation and disciplined debt paydown.”

Term Loan of $95 million

Obligations under the Term Loan will mature on June 27, 2030.

The Term Loan will have tiered interest costs based on the consolidated total leverage ratio ranging from SOFR plus 8.75% with a leverage ratio < 3.50x to SOFR plus 10.75% with a leverage ratio > 6.25x. The SOFR floor is 2.00%. The initial interest rate payable under the Term Loan is SOFR plus 9.75%.

Until June 28, 2028, voluntary prepayments of the Term Loan are subject to a premium, calculated as a percentage of the obligations so prepaid under the Term Loan, equal to (x) from June 27, 2025 until June 27, 2027, 4.00%, (y) from June 28, 2026 until June 27, 2028, 2.00% and (z) thereafter, none. The Term Loan is also subject to an excess cash flow sweep and certain other customary mandatory prepayment requirements.

The Term Loan will be subject to certain financial covenants:
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•a consolidated total leverage ratio covenant, tested quarterly, which will be initially set at 7.25x, with step-downs to 6.50x at December 31, 2025, 6.00x at March 31, 2026, 5.25x at June 30, 2026, and additional quarterly 0.25x step-downs until a ratio of 4.00x applicable from and after September 30, 2027.
•a maximum consolidated capital expenditure covenant, capped at $20 million in any fiscal year, and a sublimit of $10 million for foreign capital expenditures.
•a 30-day rolling minimum average liquidity requirement of $15 million.

ABL Facility of $115 million

Obligations under the ABL Facility will mature on June 27, 2030, springing to the date that is 91 days prior to the maturity of the Term Loan.

The initial principal amount of the ABL Facility is $115 million, subject to availability under a borrowing base based on the Company’s US and UK inventory and receivables. The ABL Facility comprises of a US subfacility in an initial principal amount of $100 million (the “US Subfacility”) and a UK subfacility in an initial principal amount of $15 million (the “UK Subfacility”), in each case subject to availability under their respective borrowing bases. The US Subfacility further has a FILO tranche in a principal amount of $12.5 million, subject to availability under its borrowing base.

The ABL Facility will be available in US Dollars, Pounds Sterling and Euros, and borrowings will accrue interest at SOFR, SONIA or EURIBOR, with margins based on average daily availability ranging from 1.50% if average daily availability > $50 million to 2.00% if average daily availability < $30 million. The FILO tranche will accrue interest at a 1% higher rate. The Company is also required to pay an unused line fee of 0.25% on any unutilized commitments under the ABL Facility.

The Company will be required to comply with a maximum fixed charge coverage ratio of 1.00x, tested quarterly, during any trigger period. Such period shall be triggered upon availability dropping below the greater of 10% of the line cap and $10 million, and such period shall end upon availability exceeding this threshold for 30 consecutive days.

Warrants

In connection with the financing, TCW Group affiliates received five-year warrants for the purchase of up to 3,934,776 shares of the company’s common stock, issued in two equal tranches. The tranches have an exercise price of $1.58 and $2.07, respectively. Until the fourth anniversary after issuance, the Company has the right to repurchase up to 50% of each tranche of warrants at a price equal to $1.40 or $1.00, respectively, above the applicable exercise price. Upon a refinancing of the new credit agreement, the holders can require the Company to repurchase up to 50% of each tranche at a price equal to the stock price of the common stock at the time of repurchase less the exercise price. The warrants contain customary anti-dilution adjustments. The Company has provided the holders with certain information and registration rights, including agreeing to file a registration statement within 45 days to register the resale of the shares underlying the warrants.

The Company will file a Current Report on Form 8-K with the United States Securities Exchange Commission that will contain further details regarding the terms of the of the transactions.

Company Contact

Andy Cheung
Chief Financial Officer
CVG
IR@cvgrp.com

Investor Relations Contact
Ross Collins or Stephen Poe
Alpha IR Group
CVGI@alpha-ir.com

About CVG

CVG is a global provider of systems, assemblies and components to the global commercial vehicle market and the electric vehicle market. We deliver real solutions to complex design, engineering and manufacturing problems while creating positive change for our customers, industries and communities we serve. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions. In particular, this press release may contain forward-looking statements about the Company’s expectations for future periods with respect to its plans to improve financial results, the future of the Company’s end markets, changes in the Class 8 and Class 5-7 North America truck build rates, performance of the global construction and agricultural equipment business, the Company’s prospects in the wire harness, and electric vehicle markets, the Company’s initiatives to address customer needs, organic growth, the Company’s strategic plans and plans to focus on certain segments, competition faced by the Company, volatility in and disruption to the global economic environment and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including those included in the Company’s filings with the SEC. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
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